     UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

April 28, 2010

BRAZOS INTERNATIONAL EXPLORATION, INC.

 (Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

000-53336    01-0884561

(Commission File Number)     (IRS Employer Identification No.)

2819 Fort Hamilton Parkway, Brooklyn, NY                    11218

    (Address of Principal Executive Offices)                  (Zip Code)

917.586.2118

 (Registrant's Telephone Number, Including Area Code)

-------------------------------------------------------------

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[ ]   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[ ]   Pre-commencement  communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement  communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 28, 2010 David Keating, Director, President, Chief Executive Officer, Chief Financial Offer and Principle Accounting Officer resigned from all offices and as a director of the registrant., effective immediately.

Samuel G. Weiss was immediately appointed to the Board of Directors and was appointed to fill all offices vacated by Mr. Keating. A attorney practicing in the State of New York, Mr. Weiss was admitted to the bar in 1974. He received his BA degree from New York University in 1971, his Juris Doctor from New York University in 1974 and his LLM in taxation from the same institution in 1977. He is a partner in the firm of Weiss and Federici LLP now located in Port Washington, New York.

Item 7.01 Financial Statements, Pro Forma Financial Information and Exhibits.

a)    Not Applicable.

b)    Not Applicable.

c)    Exhibits

Minutes of the Board of Directors

Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 7, 2010

By: /s/Samuel G. Weiss

           Samuel G. Weiss, President

MINUTES OF THE BOARD OF DIRECTORS OF

BRAZOS INTERNATIONAL EXPLORATION, INC.

At a telephone meeting of the Board of Directors on April 28, 2010, notice being waived and both directors present, the following resolution was put forth.

RESOLVED: that the resignation of Mr. David Keating as a director and officers be accepted and with appreciation for his service to the corporation.

Resolution passed.

RESOLVED: that Samuel G. Weiss be appointed to the Board of Directors to serve until the next meeting of shareholders enabled to elect directors; and that Mr. Weiss be appointed to fill all of the executive positions vacated by Mr. Keating.

Resolution passed.

There being no further business, the meeting was adjourned.

s/s Mathew Elsner

     Mathew Elsner, Secretary

April 28, 2010

The Board of Directors

Brazos International Exploration, Inc.

Sirs:

Please let this letter serve as my resignation as a director and Officer(s) of the above corporation.

Thank you.

Yours truly

/s/ David Keating

     David Keating